Exhibit 10.3

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), effective as of November 3, 2009, is by and between AERO METAL PRODUCTS, INC., a Delaware corporation having an address at 1110 Maple Street, Elma, New York 14059 (“Buyer”), and AERO, INC., an Arkansas corporation having an address at 600 South Mill Street, Nashville, Arkansas 71852 (“Seller” and together with Buyer the “Parties” and each individually a “Party). SERVOTRONICS, INC., a Delaware corporation having an address at 1110 Maple Street, Elma, New York 14059 is executing this Agreement solely for the purpose of Section 9.9.

WHEREAS, Seller desires to sell and lease to Buyer, and Buyer desires to purchase and lease from Seller, certain assets of Seller for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.DEFINITIONS

For purposes of this Agreement, the terms set forth on Exhibit 1.1 and variations thereof, have the meanings specified or referred to in such exhibit.

2.SALE AND TRANSFER OF ASSETS; CLOSING

2.1      ASSETS TO BE SOLD.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, free and clear of all Encumbrances, all of Seller’s right, title and interest in and to the following assets:

(a)      intellectual properties of Seller;

(b)      the rights of Seller in and to the names “Aero” and “Betsy Ross”;

(c)      all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

(d)      all rights in and under all open orders as of the Closing Date for goods accepted by Seller in the ordinary course of business (“Customer Orders”) to the extent transferable to Buyer; and

(e)      all claims of Seller against third parties relating to the Assets being purchased by Buyer, whether known or unknown, contingent or non-contingent.

All of the property and assets set forth in this Section 2.1 to be transferred to Buyer under this Agreement are referred to collectively as the “Assets.”  Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement will not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.5(a).

2.2      EXCLUDED ASSETS.  Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, all assets of Seller other than the Assets (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated under this Agreement, are excluded from the Assets and will remain the property of Seller after the Closing, including, but not limited to, (a) Seller’s accounts receivable, (b) the business records of the Business (see Section 9.4 Business Records), (c) any Tangible Personal Property owned by Seller which is not located at the Real Property, (d) the Inventory and (e) all photographs, plaques and displays not used in the ordinary course of the Business.

2.3      CONSIDERATION. As partial consideration for the Assets, Buyer will pay to Seller the Earn Out Payments, payable, to the extent earned, in accordance with the terms of Section 2.4.

2.4      EARN OUT PAYMENTS.

(a)      If Buyer exercise its option to Purchase the Real Property in accordance with the terms of the Real Property Lease, then after the closing of such purchase (the “Real Estate Closing”), Buyer will pay to Seller earn out payments equal to five percent (5%) of the Net Sales of the Products after the operating EBITDA (earnings before interest, taxes, depreciation and amortization), excluding all non-operating, one-time non-recurring expenses, of the Post-Closing Business exceeds One Hundred Thousand Dollars ($100,000) annually.  Such earn out calculation will reset at the beginning of each fiscal year of Buyer.

(b)      The earn out payments made under this Section 2.4 are referred to in this Agreement as the “Earn Out Payments”.  Buyer will make the Earn Out Payments for each fiscal year within 120 days after the close of such fiscal year. The $100,000 target set forth in Section 2.4(a) will be prorated for the portion of the fiscal year in which the Real Estate Closing occurs and the Post-Closing Business is conducted by Buyer to determine whether Seller is entitled to receive Earn Out Payments for such year. For example, if the Real Estate Closing occurs such that there are four months left in the year following such closing, then Seller will be entitled to receive Earn Out Payments for such year if the operating EBITDA (earnings before interest, taxes, depreciation and amortization), excluding all non-operating, one-time non-recurring expenses, of the Post-Closing Business exceeds $33,333.33 (one third of the $100,000 annual threshold) for the remaining four months of such year.  The maximum aggregate amount of Earn Out Payments Buyer is required to pay to Seller under this Agreement is Six Hundred Thousand Dollars ($600,000), and the minimum aggregate amount is Zero dollars ($0.00).

(c)      For purposes of this Agreement, the term (i) “Net Sales” means gross sales of Products minus any applicable sales returns, sales allowances and sales discounts, (ii) “Post-Closing Business” means the sale of Products by Buyer after the Real Estate Closing and (iii) “Products” means the precision ground scissors, shears, edged, forged and/or plated products sold in the Business which are sold by Buyer after the Real Estate Closing.

2.5      LIABILITIES.

(a)      Assumed Liabilities.  On the Closing Date, but effective as of the Effective Time, Buyer will assume and agree to discharge only the following Liabilities of Seller (the “Assumed Liabilities”): any Liability of Seller arising after the Effective Time under the Customer Orders (other than any Liability arising under the Customer Orders arising out of or relating to a breach that occurred prior to the Effective Time).

(b)      Retained Liabilities.  It is expressly understood and agreed that, other than the Assumed Liabilities, Buyer will not assume, nor will it be liable for, any Liability of Seller, whether or not related to the Assets.  All Liabilities of Seller, other than the Assumed Liabilities, are collectively referred to as the “Retained Liabilities”.  It is specifically acknowledged and agreed that Buyer is not assuming under this Agreement, and will not be responsible for, any accounts payable or other indebtedness of Seller, any warranty obligations of Seller or any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller’s employees or former employees, or both up to the date of Closing.

2.6      CLOSING.  The purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Buffalo, New York, on November 3, 2009, provided that if all of the conditions to Closing set forth in Articles 6 and 7 have not been duly satisfied or waived on or before such date, then the Closing will be held on the date which is within five Business Days after all of such conditions to Closing have been duly satisfied or waived, or on such other date as the Parties may agree.

2.7      CLOSING OBLIGATIONS.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)      Seller will deliver to Buyer:

(i)      an assignment of all of the Assets that are intangible personal property in conformity with this agreement which assignment will also contain Buyer’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”) executed by Seller; and

(ii)      a certificate executed by Seller to the best of Seller’s knowledge as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 6.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 6.2.

(b)      Buyer will deliver to Seller:

(i)      the Assignment and Assumption Agreement, executed by Buyer; and

(ii)      a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2.

(c)      All documents delivered under this Section 2.7 and Article 6 will be in form and substance, and will be executed and delivered in a manner, satisfactory to Buyer and its legal counsel.

3.REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1      ORGANIZATION; GOOD STANDING.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT.

(a)      This Agreement constitutes the legal, valid and binding obligation of Seller to the best of Seller’s knowledge, enforceable against Seller in accordance with its terms.  Upon the execution and delivery by Seller of each agreement to be executed or delivered by Seller at the Closing (collectively, the “Seller’s Closing Documents”), each of Seller’s Closing Documents will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller’s Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller’s Closing Documents, and such action has been duly authorized by all necessary action by Seller’s directors and shareholders.

(b)      Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)      breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the directors or shareholders of Seller;

(ii)      result in the imposition or creation of any new Encumbrances upon or with respect to any of the Assets except as disclosed.

(c)      Except for the consent of the Arkansas Department of Economic Development (the “IDA”) to the Parties entering into the Personal Property Lease, Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3      COMPLIANCE WITH LEGAL REQUIREMENTS. Except for certain unpaid real estate and personal property taxes and a lawsuit filed by the Arkansas Department of Environmental Quality relative to the Consent Order (Arkansas Department of Environmental Quality v. Aero, Inc., Howard County Arkansas Circuit Court, Case No. CV2008-95-2), to the Knowledge of Seller, (a) Seller is in compliance in all material respects with all applicable Legal Requirements pertaining to the Business and the Assets, and Seller has not received written notice of any violation of any such Legal Requirements and (b) each Governmental Authorization that is held by Seller in connection with the Business or that otherwise relates to the Business or the Assets is valid and in full force and effect.

3.4      LEGAL PROCEEDINGS. Except for (a) the filing of the Arkansas Department of Environmental Quality alleging delays (late payment) of the Consent Order (Arkansas Department of Environmental Quality v. Aero, Inc., Howard County, Arkansas Circuit Court, Case No. CV2008-95-2), (b) the judgment in favor of Premier Abrasive Products Company against Seller, filed April 16, 2008 and recorded in Circuit Court of Howard County, Arkansas Civil Division, Case No. CV-2007-107-2 and (c) Seller’s former employee, Gary Ewing, filing a workers compensation claim in 2005 or 2006 alleging a back injury sustained on the job (with such claim going to trial in September, 2009), there is no pending or, to the Knowledge of Seller, threatened Proceeding (i) by or against Seller or that otherwise may affect Seller’s assets owned or used by Seller and are being purchased and or leased by Buyer, (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

3.5      INTELLECTUAL PROPERTY. Seller has right, title and interest in and to the names “Aero” and “Betsy Ross” which are unregistered names, free and clear of any Encumbrances. To the Knowledge of Seller, Buyer’s use of the Aero and Betsy Ross names will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property of third parties.

3.6      PRODUCTS; PRODUCT WARRANTIES; PRODUCT RECALLS.

(a)      To the knowledge of Seller, no products manufactured, marketed or sold by Seller have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past five (5) years (for purposes of this section, a product is recalled or withdrawn if all or a substantial number of products in a product line were recalled or withdrawn) and (ii) there are no Proceedings (whether completed or pending) at any time during the past five (5) years seeking the recall, withdrawal, suspension or seizure of any product sold by Seller in connection with the Business.

(b)      To the Knowledge of Seller, there is no defect in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by Seller in connection with the Business during the past five (5) years or any defect in, or replacement of, any such products which could give rise to any material claim.

(c)      To the Knowledge of Seller, during the past one (1) year period, there is no defect in design, materials, manufacture or otherwise in any product manufactured, distributed or sold by Seller in connection with the Business that could result in any reasonable customer request for return, exchange, or credit with respect to such product.

3.7      EMPLOYEES.  Seller does not maintain, administer or contribute to any Employee Plans. Seller has delivered or made available to Buyer a complete and accurate list of Seller’s employees and, their compensation, benefits and other terms and conditions of employment. All of the employees of the Business are “at will” employees and Seller has not entered into any employment agreement with any such employee.

3.8      NO LABOR CONTRACT.  Seller is not a party to any collective bargaining agreement or other labor contract.

3.9      DISCLOSURE.  No representation or warranty or other statement made by Seller in this Agreement, the documents pursuant to this Agreement or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) that may materially adversely affect the Assets being purchased and/or being leased by Buyer.

4.REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1      ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

4.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT.

(a)      This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Upon the execution and delivery by Buyer of each agreement to be executed or delivered by Buyer at Closing (collectively, the “Buyer’s Closing Documents”), each of Buyer’s Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.  Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b)      Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer’s Governing Documents, (ii) any resolution adopted by the board of directors or the shareholders of Buyer, (iii) any Legal Requirement or Order to which Buyer may be subject or (iv) any contract to which Buyer is a party or by which Buyer may be bound.

(c)      Buyer will obtain any required Consent from its Board of Directors in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3      NO PROCEEDINGS.  There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.  To Buyer’s Knowledge, no such Proceeding has been threatened.

5.COVENANTS OF SELLER PRIOR TO CLOSING

5.1      REQUIRED APPROVALS.  As promptly as practicable after the date of this Agreement, Seller will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions.  Seller will cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, will be required to make in connection with the Contemplated Transactions.

6.CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part, in its sole discretion):

6.1      ACCURACY OF REPRESENTATIONS.

(a)      All of Seller’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement, and will be accurate in all material respects as of the time of the Closing as if then made.

(b)      Each of the representations and warranties in this Agreement that contains an express materiality qualification, will have been accurate in all material respects as of the date of this Agreement, and will be accurate in all respects as of the time of the Closing as if then made.

6.2      SELLER’S PERFORMANCE.  All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

6.3      ADDITIONAL DOCUMENTS.  Seller will have caused the documents and instruments required by Section 2.7(a) to Buyer.

6.4      NO PROCEEDINGS.  Since the date of this Agreement, there will not have been commenced or threatened against Buyer any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

6.5      DUE DILIGENCE.  Buyer will have completed its due diligence review of Seller and of the Assets and Buyer will be satisfied in its sole discretion with the results of such due diligence review.

6.6      PERSONAL PROPERTY LEASE.  Seller will have executed and delivered a personal property lease, in substantially the form of Exhibit 6.6, pursuant to which Seller will lease the Tangible Personal Property to Buyer with an option to purchase such personal property at the end of the lease term (the “Personal Property Lease”).

6.7      REAL PROPERTY LEASE. Seller will have executed and delivered a lease agreement, in substantially the form of Exhibit 6.7, under which Seller will lease the Real Property to Buyer, with an option to purchase the Real Property (the “Real Property Lease”).

6.8      SNDA.  Seller will have delivered a Subordination, Non-Disturbance and Attornment Agreement (the “SNDA”), in substantially the form of Exhibit 6.8, executed by Buyer and the IDA.

7.CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part, in its sole discretion):

7.1      ACCURACY OF REPRESENTATIONS.  All of Buyer’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the time of the Closing as if then made.

7.2      BUYER’S PERFORMANCE.  All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been performed and complied with in all material respects.

7.3      ADDITIONAL DOCUMENTS.  Buyer will have caused the execution and delivery of the documents and instruments required by Section 2.7(b).

7.4      LEASES; SNDA.  Buyer will have executed and delivered the Real Property Lease, the Personal Property Lease and the SNDA.

7.5      NO PROCEEDINGS.  Since the date of this Agreement, there will not have been commenced or threatened against Seller any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

8.TERMINATION

8.1      TERMINATION EVENTS.  By notice given prior to or at the Closing, subject to Section 8.2, this Agreement may be terminated as follows:

(a)      by mutual written consent of Buyer and Seller;

(b)      by Buyer if the Closing has not occurred on or before the date which is sixty Business Days after the date of this Agreement (the “Drop Dead Date”), or such later date as the Parties may agree upon, unless Buyer is in material breach of this Agreement; or

(c)      by Seller if the Closing has not occurred on or before the Drop Dead Date, or such later date as the Parties may agree upon, unless Seller is in material breach of this Agreement.

8.2      EFFECT OF TERMINATION.  Each Party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 8.1, all obligations of the Parties under this Agreement will terminate, except that the obligations of the Parties in this Section 8.2 and Articles 11 and 12 will survive; provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the non-terminating Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

9.ADDITIONAL COVENANTS

9.1      PAYMENT OF TAXES RESULTING FROM SALE OF ASSETS.  Seller and/or Buyer will pay all appropriate sales and use tax and other tax (excluding income taxes) resulting from the sale of the Assets pursuant to this Agreement.  Seller and/or Buyer will pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement as appropriate and consistent with the person or entity on whom such taxes are imposed by Legal Requirements.

9.2      ASSISTANCE IN PROCEEDINGS.  Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or the Assets.

9.3      NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT.

(a)      Non-competition.  For a period of two (2) years after the Closing Date, Seller and its sole shareholder, Pam Trbovich (“Shareholder”) will not, anywhere in New York or Arkansas, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in any business that competes in whole or in part with the Business as conducted by Buyer after the Closing (“Competing Business”); provided, however, that Seller may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act. For clarification purposes, this Section 9.3(a) will not apply to or prohibit Shareholder or her spouse from performing their duties as an officer, director, employee or consultant of Buyer or any Affiliate thereof, promoting the business of Buyer or any Affiliate thereof, or be applicable to any business of any Affiliate of Buyer, whether or not such business competes with the Business.

(b)      Non-solicitation.  For a period of two (2) years after the Closing Date, Seller will not, directly or indirectly, except as permitted in Section 9.3(a):

(i)      solicit the business of any Person who is a customer of Buyer or any Affiliate thereof;

(ii)      cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer or any Affiliate thereof to cease doing business with Buyer or any Affiliate thereof, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer or any Affiliate thereof; or

(iii)           cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer or any Affiliate thereof, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer or any Affiliate thereof.

(c)      Non-disparagement.  After the Closing Date, neither Party will disparage the other Party or any of its Affiliates or any of their respective directors, officers, employees or agents.

(d)      Modification of Covenant.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 9.3(a) through (c) is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  This Section 9.3 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.  The Parties agree that this Section 9.3 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

9.4      BUSINESS RECORDS.  After the Closing, Seller will make available to Buyer any business records of the Business which Buyer reasonably needs to make any government filing or prepare any tax returns.

9.5      EMPLOYEES AND EMPLOYEE BENEFITS.

(a)      Employment of Employees by Buyer.

(i)      Buyer is not obligated to hire any employee of Seller (“Seller Employee(s)”) but may interview and/or hire any or all of the Seller Employees.  Buyer will provide Seller with a list of all Seller Employees to whom Buyer has made an offer of employment that has been accepted to be effective immediately following the Effective Time on the Closing Date.  Subject to Legal Requirements, Buyer will have reasonable access to the Real Property and Seller’s personnel records (including performance appraisals, disciplinary actions, and grievances) for the purpose of preparing for and conducting employment interviews with any Seller Employee and will conduct the interviews as expeditiously as possible prior to the Closing Date.  Access will be provided by Seller upon reasonable prior notice during normal business hours.  Seller Employees who accept an employment offer from Buyer (“Hired Employees”) will become employees of the Buyer effective on their hire date with the Buyer on terms and conditions determined by Buyer in its sole discretion.  If Buyer elects to terminate any Hired Employee after the Closing Date, any resulting liability will be for the Buyer’s account.

(ii)      It is understood and agreed that (A) Buyer’s option to extend offers of employment as set forth in this section will not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment and (B) employment offered by Buyer is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements).  Nothing in this Agreement will be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

9.6      PAYMENT OF OBLIGATIONS RELATING TO PERSONAL PROPERTY.  Following the Closing, Seller agrees to pay when due, or otherwise timely satisfy, its obligations to the IDA or any other party, including under any note or mortgage, which relate to, or are secured in whole or in part by, any Tangible Personal Property covered by the Personal Property Lease.

9.7      STORAGE OF INVENTORY.  Seller will store the inventory (including supplies) at the Real Property for at least one year for Buyer’s use.

9.8      FURTHER ASSURANCES.  The Parties will cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

9.9      SERVOTRONICS GUARANTY.  Servotronics, Inc., the sole shareholder of Buyer, hereby guarantees the obligations of Buyer to Seller under this Agreement.

10.INDEMNIFICATION

10.1           SURVIVAL.  All representations, warranties, covenants and obligations in this Agreement, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the Contemplated Transactions, subject to Section 10.4.  The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations will not be affected by any investigation conducted by Buyer or its Representatives with respect to, or any Knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.  The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

10.2           INDEMNIFICATION BY SELLER.  Subject to Section 10.5, Seller will indemnify, defend and hold harmless Buyer, and its Representatives and Affiliates (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any material loss, liability, claim, damage or expense incurred by Buyer Indemnified Persons (collectively, “Damages”); provided, however, that the term “Damages” will not include any attorneys’ fees or expenses or any indirect, punitive, special or consequential damages (including, but not limited to, loss of anticipated profits even if advised of the possibility thereof), arising from or in connection with:

(a)      any breach of any representation or warranty made by Seller in (i) this Agreement, (ii) the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller’s  representations and warranties in this Agreement fulfill the requirements of Section 6.1 as of the Closing Date as if made on the Closing Date (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

(b)      any breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

(c)      any Liability arising out of the ownership or operation of the Assets prior to the Effective Time, other than the Assumed Liabilities;

(d)       any Liability arising out of the ownership or operation of Seller’s business or the Excluded Assets, other than the Assumed Liabilities; or

(e)      any Retained Liabilities.

10.3           INDEMNIFICATION BY BUYER.  Buyer will indemnify, defend and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

(a)      any breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

(b)      any breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; or

(c)      any Assumed Liabilities.

10.4           TIME LIMITATIONS.  The representations and warranties of Seller and of Buyer contained in this Agreement will, without regard to any investigation made by any Party, survive the Closing Date until one (1) year thereafter; provided, however, that the representations and warranties made in Sections 3.2 and 4.2 (Enforceability; Authority, No Conflict) will survive the Closing Date indefinitely.  The covenants and agreements of the Parties contained in this Agreement, including, but not limited to, those relating to indemnification in this Article 10, will survive the Closing Date until they have been fully satisfied or otherwise discharged.

10.5           CERTAIN LIMITATIONS.

(a)      Deductible.  Seller will not indemnify the Buyer Indemnified Persons, and the Buyer Indemnified Persons will not be entitled to recover any amount from Seller pursuant to this Article 10, until and unless the amount which the Buyer Indemnified Persons are entitled to recover in respect of such claims exceeds, in the aggregate, Ten Thousand Dollars ($10,000) (the “Deductible”), in which event the Buyer Indemnified Persons will be entitled to recover in respect of such claims only Damages in excess of the Deductible.

(b)      Cap.  The maximum aggregate amount recoverable by the Buyer Indemnified Persons for any and all indemnification claims under this Article 10 will, in the aggregate, be equal to Forty-five Thousand Dollars ($45,000).

10.6           NOTIFICATION AND DEFENSE OF CLAIMS.

(a)      As used in this Section, any Party seeking indemnification pursuant to this Section is referred to as an “indemnified party” and any Party from whom indemnification is sought pursuant to this Section is referred to as an “indemnifying party.”  An indemnified party which proposes to assert the right to be indemnified under this Section will submit a written demand for indemnification setting forth in summary form the facts as then known which form the basis for the claim for indemnification.  With respect to claims based on actions by third parties, an indemnified party will, within thirty (30) days after the receipt of notice of the commencement of any claim, action, suit or proceeding against it in respect of which a claim for indemnification is to be made against an indemnifying party, notify the indemnifying party in writing of the commencement of such claim, action, suit or proceeding, enclosing a copy of all papers served; provided, however, that the failure to so notify the indemnifying party of any such claim, action, suit or proceeding will not relieve the indemnifying party from any liability which it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced by the failure to be so notified.  Thereafter, the indemnified party will deliver to the indemnifying party, within twenty (20) days after receipt by the indemnified party, copies of all further notices relating to such claim.

(b)      If a third-party claim is made for which an indemnified party is entitled to indemnification pursuant to this Section, the indemnifying party will be entitled to participate in the defense of such claim and, if the indemnifying party so chooses, and provided that it acknowledges its obligation to indemnify the indemnified party, to assume primary responsibility for the defense of such claim with counsel selected by the indemnifying party and not reasonably objected to by the indemnified party.  Should the indemnifying party assume the defense of such claim, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such claim.

(c)      If the indemnifying party assumes the defense of a third-party claim as set forth in Section 10.6(b), then (i) in no event will an indemnified party admit any liability with respect to, or settle, compromise or discharge, any such claim without the indemnifying party’s prior written consent and (ii) each indemnified party will be entitled to participate in, but not control, the defense of such claim with its own counsel at its own expense.  If the indemnifying party does not assume the defense of any such claim, an indemnified party may defend such claim in a manner as it may deem appropriate (including without limitation settling such claim, after giving twenty (20) days prior written notice of such settlement to the indemnifying party, on such terms as the indemnified party may deem appropriate).

(d)      If any claim for indemnification is made with respect to any third-party claim pursuant to this Section, (i) the party assuming primary responsibility for the defense of such claim will at all times keep the other party informed as to the status of such claim and (ii) the party not primarily responsible for the defense of such claim will cooperate fully with the other party in connection with such defense.

11.CONFIDENTIALITY

11.1           DEFINITION OF CONFIDENTIAL INFORMATION. As used in this Article 11, the term “Confidential Information” includes all information of Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by a Party (Buyer on the one hand or Seller, collectively, on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other Party or its Representatives (collectively, a “Receiving Party”).

11.2           RESTRICTED USE OF CONFIDENTIAL INFORMATION.

(a)      Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) will be kept confidential by the Receiving Party, (ii) will not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions and (iii) without limiting the foregoing, will not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (each, a “Seller Contact”) or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a “Buyer Contact”).  Each of Buyer and Seller will disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer or Seller, as the case may be, of the obligations of this Article 11 with respect to such information.  Each of Buyer and Seller will (A) enforce the terms of this Article 11 as to its respective Representatives, (B) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 11 and (C) be responsible and liable for any breach of the provisions of this Article 11 by it or its Representatives.

(b)      Unless and until this Agreement is terminated, Seller will maintain as confidential any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities.  Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the ordinary course of business.

(c)      From and after the Closing, the provisions of Section 11.2(a) will not apply to or restrict in any manner Buyer’s use of any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities.

11.3           EXCEPTIONS.  Sections 11.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 11 by the Receiving Party or its Representatives, (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party or (c) was, is or becomes available to the Receiving Party on a non-confidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure.  Seller may not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

11.4           LEGAL PROCEEDINGS.  If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 11, that Receiving Party will provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 11.  In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body; provided, however, that the Receiving Party will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed.  The provisions of this Section 11.4 do not apply to any Proceedings between the Parties.

11.5           RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION.  If this Agreement is terminated, each Receiving Party will (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material, (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information and (c) certify all such destruction in writing to the Disclosing Party; provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.

11.6           ATTORNEY-CLIENT PRIVILEGE.  The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections.  The Parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections, (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates, (c) intend that such privileges and protections remain intact should any Party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates and (d) intend that after the Closing the Receiving Party will have the right to assert such protections and privileges.  No Receiving Party will admit, claim or contend, in Proceedings involving any Party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

12.GENERAL PROVISIONS

12.1           EXPENSES.  Except as otherwise provided in this Agreement, each Party will bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives.  Buyer will pay for the cost to prepare any accounting or other financial information of Seller which is necessary to meet the needs of Buyer or any of its Affiliates. If this Agreement is terminated, the obligation of each Party to pay its own fees and expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

12.2           PUBLIC ANNOUNCEMENTS.  Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time before the Closing and in such manner as the Parties determine, consistent with the appropriate rules and regulations, if any.

12.3           NOTICES.  All notices and other communications required or permitted by this Agreement will be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid) or (b) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, and marked to the attention of the person (by name or title) designated below (or to such other address or person as a Party may designate by notice to the other Parties):

Seller:                      Aero, Inc.
Attention:                 President
600 South Mill Street
Nashville, Arkansas 71852

Buyer:                     Aero Metal Products, Inc.
Attention:                 President
1110 Maple Street
Elma, New York 14059

with a copy to:       Jaeckle Fleischmann & Mugel
                Attention:    William Schapiro
        12 Fountain Plaza
Buffalo, NY 14202

Hodgson Russ LLP
Attention:     Kenneth P. Friedman, Esq.
140 Pearl Street, Suite 100
Buffalo, New York 14202

12.4           JURISDICTION; SERVICE OF PROCESS.  Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction will be brought in the courts of the State of New York, County of Erie, or in the United States District Court for the Western District of New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding will be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court.  The Parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any Proceeding referred to in the first sentence of this section may be served on any Party anywhere in the world.

12.5           WAIVER; REMEDIES CUMULATIVE.  The rights and remedies of the Parties are cumulative and not alternative.  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties, (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.6           ENTIRE AGREEMENT AND MODIFICATION.  This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of interest or letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.

12.7           ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any subsidiary or Affiliate of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors, heirs, legal representatives and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 12.8.

12.8           SEVERABILITY.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.9           GOVERNING LAW.  This Agreement will be governed by and construed under the laws of the State of New York, without regard to conflicts-of-laws principles that would require the application of any other law.

12.10           EXECUTION OF AGREEMENT.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or pdf will be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties duly have executed this Asset Purchase Agreement as of the date first written above.

AERO METAL PRODUCTS, INC.

By:         /s/Timothy McNulty, President
Name:
Title:

AERO, INC.

By:	/s/Pam Trbovich, Chairman, Vice President,
Secretary & Treasurer
Name:
Title:

/s/ Pam Trbovich
Pam Trbovich, solely for the purposes of Section 9.3(a)

SERVOTRONICS, INC., solely for the purpose of Section 9.9

By:         /s/Cari L. Jaroslawsky, Chief Financial Officer
Name:
Title:

Exhibit 1.1

Definitions

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Assets” is defined in Section 2.1.

“Assignment and Assumption Agreement” is defined in Section 2.7(a)(i).

“Assumed Liabilities” is defined in Section 2.5(a).

“Business” means the manufacture and sale of precision ground scissors, shears, edged, forged and plated products conducted by Seller.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York are permitted or required to be closed.

“Buyer” is defined in the first paragraph of this Agreement.

“Buyer’s Closing Documents” is defined in Section 4.2(a).

“Buyer Contact” is defined in Section 11.2(a)

“Buyer Indemnified Persons” is defined in Section 10.2.

“Closing” is defined in Section 2.6.

“Closing Date” means the date on which the Closing actually takes place.

“Competing Business” is defined in Section 9.3(a).

“Confidential Information” is defined in Section 11.1(a).

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement.

“Customer Order” is defined in Section 2.1(d).

“Damages” is defined in Section 10.2.

“Disclosing Party” is defined in Section 11.1(a).

 “Earn Out Payments” is defined in Section 2.4(b).

“Effective Time” means 11:59 p.m. (Eastern Standard Time) on the Closing Date.

“Employee Plans” means collectively, any “employee pension benefit plan” as defined in Section 3(2) of ERISA, including any “multiemployer plan” as defined in Section 3(37) of ERISA and any “employee welfare benefit plan” as defined in Section 3(1) of ERISA.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excluded Assets” is defined in Section 2.2.

“Governing Documents” means with respect to Seller, its certificate of incorporation and by-laws.

“Governmental Authorization” means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

“Hired Employees” is defined in Section 9.8(a)(i).

“IDA” is defined in Section 3.2(c).

“Inventory” means all inventory of Seller in connection with the Business, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

“Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge of Shareholder.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

2

“Liability” or “Liabilities” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Net Sales” is defined in Section 2.4(c).

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

“Personal Property Lease” is defined in Section 6.7.

“Post-Closing Business” is defined in Section 2.4(c).

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Products” is defined in Section 2.4(c).

“Real Property” means the real property located at 600 South Mill Street, Nashville, Arkansas and all buildings, structures, fixtures and improvements located thereon.

“Receiving Party” is defined in Section 11.1(a).

“Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

“Retained Liabilities” is defined in Section 2.5(b).

“Seller” is defined in the first paragraph of this Agreement.

“Seller Employees” is defined in Section 9.8(a)(i).

“Seller’s Closing Documents” is defined in Section 3.2(a).

“Seller Contact” is defined in Section 11.2(a).

3

“Tangible Personal Property” means all machinery, equipment, tools, tooling, dies, patterns, rigging, mats, containers, furniture, office equipment, computer hardware, supplies, materials, transportation vehicles, vehicles and other items of tangible personal property (other than Inventory) of every kind owned by Seller in connection with the Business, including any tangible personal property which secures any financing from the Arkansas Department of Economic Development or otherwise serves as collateral for any obligations of Seller, together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

“Third Party” means a Person that is not a party to this Agreement.

4

Exhibit 6.6

Form of Personal Property Lease

See attached

Exhibit 6.7

Form of Real Property Lease

See attached

Exhibit 6.8

Form of SNDA

See attached

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), effective as of October 24, 2009, is by and between the ARKANSAS ECONOMIC DEVELOPMENT COMMISSION (f/k/a the Arkansas Department of Economic Development), having an address at One Capital Mall, Little Rock, Arkansas 72201 (“Lender”), AERO METAL PRODUCTS, INC., a Delaware corporation having an address at 1110 Maple Street, Elma, New York 14059 (“Lessee”), and AERO, INC., an Arkansas corporation having an address at 600 Mill Street, Nashville, Arkansas 71852 (“Lessor” and together with Lessee and Lender the “Parties” and each individually a “Party”).

Background

A.           Lessee and Lessor intend to enter into a Personal Property Lease, in substantially the form attached hereto as Exhibit A (the “Personal Property Lease”), under which Lessee will lease certain personal property from Lessor (the “Personal Property”).

B.           Lender has made a loan to Lessor in the original principal amount of $600,000 under the terms of a Loan Agreement, dated June 11, 2003, between Lessor and Lender (the “Loan Agreement”).

C.           Pursuant to the terms of the Loan Agreement, Lessor executed and delivered a promissory note, dated June 13, 2003, in the original principal amount of $600,000 in favor of Lender (the “Note”) and a Security Agreement, dated June 11, 2003 in favor of Lender (the “Security Agreement” and together with the Loan Agreement, the Note and any other documents evidencing, securing or executed in connection with any of them, the “Loan Documents”).

D.           Lender has succeeded to the interest of the City of Nashville under the Loan Documents.

E.           Pursuant to the terms of the Loan Documents, Lender has a security interest in all fixtures, furniture and equipment of Lessor, including the Personal Property.

F.           The Parties desire to enter into this Agreement to set forth their respective rights in the Personal Property and to evidence Lender’s consent to Lessor and Lessee entering into the Personal Property Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.           Effectiveness of this Agreement. This Agreement will become effective immediately upon the effective date of the Personal Property Lease once it has been executed and delivered by Lessor and Lessee, without the need for any further action of the Parties.

2.           Consent to Personal Property Lease. Lender hereby consents to Lessor and Lessee entering into the Personal Property Lease and acknowledges and agrees that their execution and delivery of such lease will not constitute a default by Lessor under any of the Loan Documents.

3.           Subordination of Personal Property Lease.  The Personal Property Lease and all terms thereof, including but not limited to, Lessee’s option to purchase the Personal Property, will be and hereby are made subject and subordinate to the rights of Lender in and to the Personal Property under the Loan Documents.

4.           Non-Disturbance.

(a)           Notwithstanding Lessor’s current default under the Loan Documents, Lender will not, in the exercise of any right, remedy or privilege granted by any Loan Document, or otherwise available to Lender at law or in equity, disturb Lessee's quiet enjoyment or possession of the Personal Property under the Personal Property Lease so long as: (i) Lessee is not in material default under the Personal Property Lease or this Agreement at the time Lender exercises any such right, remedy or privilege, (ii) the Personal Property Lease at that time is in full force and effect according to its terms, (iii) Lessee thereafter continues to perform all of its obligations under the Personal Property Lease without material default thereunder and (iv) Lessee pays to Lender, upon written notice from Lender that Lessor has defaulted on its payment obligations to Lender under the Loan Documents, for application by Lender to amounts due from Lessor under the Loan Documents, the rental payments and any other amounts due from Lessee to Lessor under the Personal Property Lease.

(b)           Upon receipt from Lender of written notice to pay rental payments and any other amounts due from Lessee to Lessor under the Personal Property Lease to or at the direction of Lender, Lessor hereby authorizes and directs Lessee thereafter to make all such payments to or at the direction of Lender, and releases Lessee from any and all liability to Lessor under the Personal Property Lease for any and all payments so made.  Upon receipt of such notice, Lessee thereafter will pay all monies then due and becoming due from Lessee under the Personal Property Lease to or at the direction of Lender, notwithstanding any provision of the Personal Property Lease to the contrary.  Such payments will continue until Lender directs Lessee otherwise in writing.  The provisions of this Section 4(b) will apply throughout the term of the Personal Property Lease.

5.           Attornment.  If Lender succeeds to the interest of Lessor under the Personal Property Lease and/or Lessor’s title to any of the Personal Property, or if anyone else acquires title to, or the right to possession of, any of the Personal Property by sale pursuant to the Loan Documents, or upon the sale of any of the Personal Property by Lender or its successors or assigns pursuant to the Loan Documents, then Lessee and Lender or their successors or assigns or the then owner of Lessor’s title in and to any of the Personal Property after such sale (collectively referred to in this section as “Successor Lessor”) agree to recognize one another as lessee and lessor, respectively, under the Personal Property Lease and to be bound to one another under all of the terms, covenants and conditions of the Personal Property Lease and Successor Lessor will assume all of the obligations of Lessor under the Personal Property Lease.  Accordingly, Successor Lessor and Lessee will have the same rights and remedies against each other for the breach of an agreement contained in the Personal Property Lease as Lessee and Lessor had before Successor Lessor succeeded to the interest of the Lessor.

6.           Representations and Warranties.  Each Party represents and warrants as to itself to the other Parties as follows:

(a)           Organization and Good Standing.  Each Party is a an entity duly incorporated or formed, validly existing and in good standing under the laws of the state of its incorporation or formation, with full corporate power and authority to conduct its business as it is now conducted.

(b)           Authority; Authorization; Binding Effect.  Each Party has all necessary power and authority, and all necessary action has been properly taken under applicable law, its certificate of incorporation and by-laws (or comparable organizational documents) to authorize, execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement is the legal, valid and binding obligations of each Party, enforceable against it in accordance with its terms.

(c)           No Violation; Consents and Approvals.  Neither the execution, delivery nor performance of this Agreement by a Party nor the consummation of the transactions contemplated by this Agreement, is prohibited by, is a violation of, is in conflict with, constitutes a default under (whether such default would occur with the passage of time, the giving of notice or both) or gives any person or entity the right to accelerate the performance of any obligation under (i) any term or provision of the organizational documents of a Party or (ii) any contract, judgment, law, statute, regulation, decree or order or other governmental requirement applicable to such Party.  No consent, approval or authorization of, or declaration, filing or registration with, any person or entity is required to be made or obtained by a Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

7.           Termination. This Agreement will terminate on the earlier of (a) the written consent of the Parties, (b) the termination of the Personal Property Lease in accordance with its terms and (c) the release of Lender’s security interest and all other rights it may have in and to the Personal Property.

8.           Expenses.  Each Party will bear its own expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.  Notwithstanding the foregoing, if any dispute between the Parties results in litigation or any other contest, the prevailing Party in such dispute will be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party with respect to this Agreement, including, but not limited to, reasonable attorneys’ fees and expenses.

9.           Notices.  All notices and other communications given pursuant to this Agreement will be deemed to have been properly given if: (a) hand delivered (to be effective when so delivered); (b) mailed, addressed to the appropriate Party at the address of such Party as shown at the beginning of this Agreement, postage prepaid, by certified or registered mail, return receipt requested (to be effective four days after the date it is mailed); or (c) sent by Federal Express or other overnight courier service to the appropriate Party (to be effective when received by the addressee).  Any Party may from time to time designate by written notice given in accordance with the provisions of this section any other address or party to which such notice or communication or copies thereof will be sent.

10.           Injunctive Relief.  The Parties have determined that in the event of a breach or a threatened breach of this Agreement, the non-breaching Party will suffer permanent and irreparable damage.  Accordingly, they agree that in the event of a breach or threatened breach of this Agreement by the other Party, the non-breaching Party shall be entitled to enforce any right or obligation under this Agreement in a court of competent jurisdiction by a decree of specific performance or other equitable relief.  Each of the Parties agrees not to urge in any such action or proceeding for an injunction or a decree that an adequate remedy exists at law.  Such remedies will, however, be cumulative and not exclusive, and will be in addition to any other remedy which the Parties may have (including, but not limited to, monetary damages).

11.           Governing Law.  This Agreement will be governed by and construed under the laws of the State of Arkansas, without regard to conflicts-of-laws principles that would require the application of any other law.

12.           Jurisdiction; Service of Process.  Any litigation or other proceeding arising out of or relating to this Agreement will be brought in the courts of the State of Arkansas, County of Pulaski, or in the United States District Court which covers such County, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding will be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.  The Parties agree that any of them may file a copy of this section with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any proceeding referred to in the first sentence of this section may be served on any Party anywhere in the world.

13.           Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.  No supplement, modification or waiver of this Agreement will be binding unless executed in writing by the Parties.  No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

14.           Further Assurances.  The Parties will execute and deliver in the future to each other such further instruments that may be reasonably necessary or appropriate to evidence their agreements under this Agreement.

15.           Execution of Agreement.  This Agreement may be executed in any number of counterparts of the signature page, each of which will be considered an original and all of which when taken together will constitute one and the same instrument.  Any Party may execute this Agreement by facsimile or pdf signature and the other Parties will be entitled to rely upon such facsimile or pdf signature as conclusive evidence that this Agreement has been duly executed by such Party.

16.           Successor and Assigns.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Subordination, Non-Disturbance and Attornment Agreement as of the date and year first above written.

ARKANSAS ECONOMIC DEVELOPMENT COMMISSION (f/k/a the Arkansas Department of Economic Development)

By:_________________________________
Name:
Title:

AERO METAL PRODUCTS, INC.

By:_________________________________
Name:
Title:

AERO, INC.

By:_________________________________
Name:
Title:

Exhibit A

Personal Property Lease

See attached